UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

January 10, 2022

Date of Report (Date of earliest event reported)

SYNAPTICS INCORPORATED

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE	000-49602	77-0118518
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1251 McKay Drive

San Jose, California 95131

(Address of Principal Executive Offices) (Zip Code)

(408) 904-1100

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.001 per share	SYNA	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)

Effective January 10, 2022, the Board of Directors (the “Board”) of Synaptics Incorporated (the “Company”) appointed Vivie Lee as an independent Class 2 director of the Company with a term expiring at the annual meeting of our stockholders to be held in 2022.

Beginning in October 2021, Ms. Lee retired from her full-time senior executive role and has acted as an independent director and consultant in the technology industry. Ms. Lee served as Chief Strategy Officer of Anaplan from 2018 until October 2021, leading performance planning across corporate functions and incubating strategic internal initiatives and market collaborations during the period through and following the company’s IPO. Previously, she was chief executive officer of FirstRain Inc., an enterprise SaaS data science company, from 2015 until its acquisition by Ignite Technologies in August 2017, and was the company’s chief operating officer, responsible for engineering, analytics, and data science since 2005. Prior to FirstRain, Ms. Lee served as the general manager of Worldwide Services at Cadence Design Systems, a global advanced technology division of the company. She previously co-founded the software company Aqueduct Software, an automated enterprise application profiling and analysis solution, and led this company through bootstrapping, venture financing, commercial growth, and acquisition by NetManage in 2000. Ms. Lee began her career at Bell Labs and has held various product management leadership roles at Synopsys and 8x8 (formerly Integrated Information Technology Inc.). Ms. Lee is a member of the board of Commvault Systems, Inc., a public company that provides data management software applications and solutions. She holds a Bachelor of Science degree in Mathematics from Harvard University. We believe that Ms. Lee’s board experience, her senior management positions with other technology companies, her mathematics background, and her deep understanding of software and software applications, provide the requisite qualifications, skills, perspectives, and experiences that make her well qualified to serve on our Board.

Ms. Lee will participate in the Company’s independent director compensation program. She will receive the following compensation in connection with her service on the Board, provided that such compensation will be prorated for her service through October 2022:

a.	an annual equity grant valued at $200,000 and comprised solely of Restricted Stock Units vesting quarterly over one year; and

b.	an annual cash retainer of $60,000.

Since the beginning of the Company’s last fiscal year through the present, there have been no transactions with the Company, and there are currently no proposed transactions with the Company, in which the amount involved exceeds $120,000 and in which Ms. Lee had or will have a direct or indirect material interest within the meaning of Item 404(a) of Regulation S-K. No arrangement or understanding exists between Ms. Lee and any other person pursuant to which Ms. Lee was selected as a director of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Synaptics Incorporated has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNAPTICS INCORPORATED

Date: January 12, 2022	By:	/s/ John McFarland
John McFarland
Senior Vice President, General Counsel and Secretary